UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: June 13, 2005)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

699 WALNUT STREET
DES MOINES, IOWA		50309-3948
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 13, 2005, AmerUs Group Co. (“Company”) drew $100 million on its $200 million credit facility (“Borrowing”). The Borrowing was incurred under the Company’s Credit Agreement among AmerUs Group Co., Various Lending Institutions, The Bank of New York, Bank One, NA, Fleet National Bank and Mellon Bank, N.A. as Co-Syndication Agents and JPMorgan Chase Bank as Administrative Agent, dated as of December 8, 2003 (“Facility”) filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The terms and conditions of the Borrowing and its repayment are described in the Facility, which is incorporated herein by reference. The Company’s obligation to repay the Borrowing may be accelerated in certain circumstances described in the Facility. The proceeds from the Borrowing along with other corporate cash will be used to repay the Company’s $125 million of 6.95% Senior Notes that are due June 15, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda S. Urion
Melinda S. Urion
Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 15, 2005